                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                   RPM, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        PAUL A. GRANZIER, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

          [RPM Logo]    RPM, INC. / 2628 Pearl Road / P.O. Box 777
                      Medina, Ohio 44258 / 216-273-5090


THOMAS C. SULLIVAN
    Chairman

                                                                 August 23, 1995

TO RPM SHAREHOLDERS:

     This year's Annual Meeting of RPM Shareholders will be held at 2:00 P.M., Eastern Daylight Time, Thursday, October 12, 1995, at the Holiday Inn located at Interstate 71 and Route 82 East, Strongsville, Ohio.

     In addition to discussing the items of business outlined in this Proxy Statement, we look forward to giving you a progress report on the first quarter of our current fiscal year, which will end on August 31. As in the past, there will be an informal discussion of the Company's activities, during which time your questions and comments will be welcomed.

     We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

     On behalf of the Directors and management of RPM, I would like to thank you for your continued support and confidence.

                                             Sincerely yours,

                                             /s/ Thomas C. Sullivan

                                             THOMAS C. SULLIVAN

                                  [RPM Logo]

                        2628 PEARL ROAD  -  P.O. BOX 777
                               MEDINA, OHIO 44258

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RPM, Inc. will be held at the Holiday Inn Strongsville, 15471 Royalton Road, Strongsville, Ohio, located at Interstate 71 and Route 82 East, on Thursday, October 12, 1995, at 2:00 P.M., Eastern Daylight Time, for the following purposes:

     (1) To elect four Directors in Class I for a three-year term ending in 1998;

     (2) To approve and adopt the RPM, Inc. Incentive Compensation Plan; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Holders of Common Shares of record at the close of business on August 15, 1995 are entitled to receive notice of and to vote at the Annual Meeting.

     By Order of the Board of Directors.

                                           PAUL A. GRANZIER
                                             Secretary

August 23, 1995

        Please fill in and sign the enclosed Proxy and return the Proxy in the envelope enclosed herewith.

                                  [RPM Logo]

                        2628 PEARL ROAD  -  P.O. BOX 777
                               MEDINA, OHIO 44258

                                PROXY STATEMENT

                       MAILED ON OR ABOUT AUGUST 23, 1995

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 12, 1995

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of RPM, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on October 12, 1995, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.

     The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted FOR the election of the four nominees listed on the Proxy and FOR the proposal to approve and adopt the Company's Incentive Compensation Plan.

     Any person giving a Proxy pursuant to this solicitation may revoke it. A shareholder, without affecting any vote previously taken, may revoke a Proxy by giving notice to the Company in writing, in open meeting or by a duly executed Proxy bearing a later date.

     The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company's Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, telegraph, and personal interview. The Company also may retain a third party to aid in the solicitation of proxies.

                                 VOTING RIGHTS

     The record date for determination of shareholders entitled to vote at the Annual Meeting was the close of business on August 15, 1995. On that date, the Company had 56,967,191 Common Shares, without par value ("Common Shares"), outstanding and entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote.

     At the Annual Meeting, in accordance with the General Corporation Law of Ohio and the Company's Code of Regulations, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Company's Code of Regulations, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. Such inspectors also will treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

     Nominees for election as Directors receiving the greatest number of votes will be elected Directors. Votes that are withheld or broker non-votes in respect of the election of Directors will not be counted in determining the outcome of the election. The General Corporation Law of Ohio provides that if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that the shareholder desires the voting at the election to be cumulative, each shareholder shall have cumulative voting rights in the election of Directors. Cumulative voting enables shareholders to give one nominee for Director as many votes as is equal to the number of Directors to be elected multiplied by the number of shares in respect of which a shareholder is voting, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit.

     Pursuant to the Company's Code of Regulations, all other questions and matters brought before the Annual Meeting will be, unless otherwise provided by law or by the Articles of Incorporation of the Company, decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

              SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Shares as of August 15, 1995 by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding Common Shares, (ii) each continuing Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables below and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her respective name.

                                         NUMBER OF
                                       COMMON SHARES
                                       BENEFICIALLY          PERCENTAGE OF
      NAME OF BENEFICIAL OWNER           OWNED(1)          COMMON SHARES(1)
-------------------------------------  -------------     ---------------------
The Fifth Third Bancorp(2)...........     2,947,721               5.2%
Max D. Amstutz(3)....................         5,500                 *
Edward B. Brandon(4).................         6,200                 *
Lorrie Gustin(5).....................           778                 *
Roy H. Holdt(6)......................         3,055                 *
E. Bradley Jones(7)..................         2,812                 *
James A. Karman(8)...................       383,753               0.7
Richard E. Klar(9)...................       111,257               0.2
Donald K. Miller(10).................        21,090                 *
John H. Morris, Jr.(11)..............       112,528               0.2
Kevin O'Donnell(12)..................         7,460                 *
William A. Papenbrock(13)............         8,907                 *
Frank C. Sullivan(14)................        62,801               0.1
Thomas C. Sullivan(15)...............     1,454,301               2.5
All Directors and executive officers
  as a group (seventeen persons
  including the individuals named
  above)(16).........................     2,251,123               3.9

---------------
  * Less than .1%.

 (1) In accordance with Securities and Exchange Commission ("Commission") rules, each beneficial owner's holdings have been calculated assuming full exercise of outstanding options covering Common Shares, if any, exercisable by such owner within 60 days after August 15, 1995, but no exercise of outstanding options covering Common Shares held by any other person.

 (2) The Fifth Third Bancorp ("Fifth Third") has sole voting power over 2,768,757 Common Shares, shared voting power over 119,752 Common Shares and no voting power over 59,212 Common Shares shown in the table above. Fifth Third has sole dispositive power over 2,630,865 Common Shares, shared dispositive power over 218,350 Common Shares and no dispositive power over 98,506 Common Shares shown in the table above. This information is as of December 31, 1994 and was obtained by the Company from Fifth Third's
     Schedule 13G as filed with the Commission in February 1995. The address of Fifth Third is 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

 (3) Dr. Amstutz is a Director of the Company.

 (4) Mr. Brandon is a Director of the Company.

 (5) Ms. Gustin is a Director of the Company.

 (6) Mr. Holdt is a Director of the Company.

 (7) Mr. Jones is a Director of the Company.

 (8) Mr. Karman is a Director and an executive officer of the Company. Mr. Karman's ownership is comprised of 135,647 Common Shares which he owns directly, 30,438 Common Shares which are owned by his wife, 145,519 Common Shares which are held by a family-owned corporation, of which Mr. Karman is an officer and director, and 72,149 Common Shares which he has the right to acquire within 60 days after August 15, 1995 through the exercise of stock options. The ownership of the shares held by his wife and by the family-owned corporation is attributed to Mr. Karman pursuant to Commission rules.

 (9) Mr. Klar is an executive officer of the Company. Mr. Klar's ownership is comprised of 34,154 Common Shares which he owns directly, 2,666 Common Shares which are owned by his wife and 74,437 Common Shares which he has the right to acquire within 60 days after August 15, 1995 through the exercise of stock options. The ownership of the shares held by his wife is attributed to Mr. Klar pursuant to Commission rules.

(10) Mr. Miller is a Director of the Company. Mr. Miller's share ownership is comprised of 7,030 Common Shares which he owns directly and 14,060 Common Shares held by his sons. The ownership of the shares held by his sons is attributed to Mr. Miller pursuant to Commission rules.

(11) Mr. Morris is a Director and an executive officer of the Company. Mr. Morris' ownership is comprised of 37,778 Common Shares which he owns directly and 74,750 Common Shares which he has the right to acquire within 60 days after August 15, 1995 through the exercise of stock options.

(12) Mr. O'Donnell is a Director of the Company. Mr. O'Donnell's ownership is comprised of 5,420 Common Shares which he owns through his retirement plans and 2,040 Common Shares which are owned by his wife through her retirement plans. The ownership of the shares held by his wife is attributed to Mr. O'Donnell pursuant to Commission rules.

(13) Mr. Papenbrock is a Director of the Company. All of Mr. Papenbrock's Common Shares are owned through his retirement plan.

(14) Mr. Frank C. Sullivan is a nominee for Director of the Company and is an executive officer of the Company. Mr. Sullivan's ownership is comprised of 35,949 Common Shares which he owns directly, 3,102 Common Shares which he holds as Custodian for his sons and 23,750 Common Shares which he has the right to acquire within 60 days after August 15, 1995 through the exercise of stock options. The ownership of the shares held as Custodian for his sons is attributed to Mr. Sullivan pursuant to Commission rules.

(15) Mr. Thomas C. Sullivan is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Sullivan's ownership is comprised of 451,400 Common Shares which he owns directly, 75,760 Common Shares which are owned by his wife, 71,624 Common Shares owned by the Thomas C. Sullivan Family Foundation, Inc., of which Mr. Sullivan serves as Co-Trustee, 742,080 Common Shares held by National City Bank, Cleveland, Ohio, as Trustee under a Trust Agreement, dated April 30, 1971 (the "Sullivan Trust"), between it and the late Frank C. Sullivan and 113,437 Common Shares which he has the right to acquire within 60 days after August 15, 1995 through the exercise of stock options. Mr. Sullivan is a Trust Advisor to the Sullivan Trust, having the right to vote the Common Shares held by said Trust and to approve the sale thereof. The ownership of the shares held by his wife, by the Thomas C. Sullivan Family Foundation, Inc. and pursuant to the Sullivan Trust is attributed to Mr. Sullivan pursuant to Commission rules.

(16) The number of Common Shares shown as beneficially owned by the Company's Directors and executive officers as a group on August 15, 1995 includes 411,985 Common Shares which the Company's Directors and executive officers as a group have the right to acquire within 60 days after said date through the exercise of stock options granted to them under the Company's stock option plans.

                             ELECTION OF DIRECTORS

     The authorized number of Directors of the Company presently is fixed at twelve, with the Board of Directors divided into three Classes of four Directors each. The term of office of one Class of Directors expires each year, and at each Annual Meeting of Shareholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years.

     The term of office of Class I of the Board of Directors expires at this year's Annual Meeting of Shareholders. The term of office of the persons elected Directors in Class I at this year's Annual Meeting will expire at the time of the Annual Meeting held in 1998. Each Director in Class I will serve until the expiration of that term or until his successor shall have been duly elected. The Board of Directors' nominees for election as Directors in Class I are Messrs. Edward B. Brandon, William A. Papenbrock, Thomas C. Sullivan and Frank C. Sullivan. Messrs. Brandon, Papenbrock and Thomas C. Sullivan currently serve as Directors in Class I. Mr. Frank C. Sullivan is the Company's Vice President and Chief Financial Officer. Mr. Frank C. Sullivan is nominated for the directorship in Class I currently held by Mr. Stephen Stranahan. Last fall, Mr. Stranahan indicated to the Company that he would not be standing for re-election as he would be significantly reducing his outside business and civic activities over the next several years in order to spend more time on family business and charitable interests.

     The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election as Directors of the four nominees unless the shareholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If cumulative voting is in effect, the Proxy holders shall have full discretion and authority to vote for any one or more of the nominees. In the event of cumulative voting, the Proxy holders will vote the shares represented by each Proxy so as to maximize the number of Board of Directors' nominees elected to the Board. Each of the nominees has indicated his willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than four nominees or for persons other than those named below and any such substitute nominee for any of them.

                             NOMINEES FOR ELECTION
                         EDWARD B. BRANDON, age 63 -- Director since 1989.

                         Chairman, National City Corporation. Mr. Brandon received his B.S. degree in economics from Northwestern University and his M.B.A. degree from Wharton School of Banking and Finance. He joined National City Bank in 1956. Mr. Brandon served as President of National City Corporation and President and Chief Executive Officer of National City Bank prior to his election as Chairman in September 1987, and served as Chief Executive Officer of National City Bank until April 1989. Mr. Brandon also served as Chief Executive Officer of

                         National City Corporation from September 1987 until July 1995. Mr. Brandon is a director of The Standard Products Company and Premier Industrial Corporation.

                                 COMMON SHARES BENEFICIALLY OWNED: 6,200                    NOMINEE FOR CLASS I
                                                                                            (TERM EXPIRING IN 1998)

                         WILLIAM A. PAPENBROCK, age 56 -- Director since 1972.

                         Partner, Calfee, Halter & Griswold, Attorneys-at-law. Mr. Papenbrock received his B.S. degree in Business Administration from Miami University (Ohio) and his LL.B. degree from Case Western Reserve Law School. After serving one year as the law clerk to the Chief Justice of the Ohio Supreme Court, Mr. Papenbrock joined Calfee, Halter & Griswold as an attorney in 1964. He became a partner of the firm in 1969 and is Vice Chairman of the firm's Executive Committee. Calfee, Halter & Griswold serves as counsel to the Company.

                                 COMMON SHARES BENEFICIALLY OWNED: 8,907                    NOMINEE FOR CLASS I
                                                                                            (TERM EXPIRING IN 1998)

                         THOMAS C. SULLIVAN, age 58 -- Director since 1963.

                         Chairman and Chief Executive Officer, RPM, Inc. Mr. Thomas C. Sullivan received his B.S. degree in Business Administration from Miami University (Ohio). He joined RPM, Inc. as a Divisional Sales Manager in 1961 and was elected Vice President in 1967. He became Executive Vice President in 1969, and in 1971 Mr. Sullivan was elected Chairman of the Board, President and Chief Executive Officer of RPM, Inc. Mr. Sullivan is a director of Pioneer-Standard Electronics, Inc., National City Bank, and Huffy Corporation.

                                 COMMON SHARES BENEFICIALLY OWNED: 1,454,301                NOMINEE FOR CLASS I
                                                                                            (TERM EXPIRING IN 1998)

                         FRANK C. SULLIVAN, age 34 -- Nominee for Director.

                         Vice President and Chief Financial Officer, RPM,
                         Inc. Mr. Frank C. Sullivan entered the University of North Carolina as a Morehead Scholar and received his B.A. degree in 1983. From 1983 to 1987 Mr. Sullivan held various commercial lending and corporate finance positions at Harris Bank and First Union National Bank prior to joining RPM as a Regional Sales Manager at its AGR Company joint venture. In 1989 he became the Company's Director of Corporate Development. He became a Vice President of the Company in 1991 and was elected Chief Financial Officer in 1993.

                                 COMMON SHARES BENEFICIALLY OWNED: 62,801                   NOMINEE FOR CLASS I
                                                                                            (TERM EXPIRING IN 1998)

       DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER ANNUAL MEETING

                         LORRIE GUSTIN, age 70 -- Director since 1992.

                         Director of the National Association of Investors Clubs Trust since 1982, and Secretary of the World Federation of Investment Clubs since 1978. Ms. Gustin attended Pasadena State College. She served as an officer and director of the N.A.I.C. Corporation (investment education) from 1966 to 1983, and as President thereof from 1980 to 1983.

                                 COMMON SHARES BENEFICIALLY OWNED: 778                      DIRECTOR IN CLASS II
                                                                                            (TERM EXPIRES IN 1997)

                         JAMES A. KARMAN, age 58 -- Director since 1963.

                         President and Chief Operating Officer, RPM, Inc. Mr. Karman holds a B.S. degree from Miami University (Ohio) and an M.B.A. degree from the University of Wisconsin. Mr. Karman taught corporate finance at the University of Wisconsin and was an Investment Manager, The Union Bank & Trust Company, Grand Rapids, Michigan, prior to joining RPM, Inc. as Treasurer in 1963. Mr. Karman became Vice President and Treasurer in 1969, Vice President, Secretary and Treasurer in 1972, and was elected Executive Vice President in 1973. In 1978, Mr. Karman was elected President and Chief Operating Officer of RPM, Inc. Mr. Karman also was Chief Financial Officer of RPM, Inc. from 1982 until 1993. Mr. Karman is a director of McDonald & Company Investments, Inc., Shiloh Industries, Inc., and Sudbury, Inc.

                                 COMMON SHARES BENEFICIALLY OWNED: 383,753                  DIRECTOR IN CLASS II
                                                                                            (TERM EXPIRES IN 1997)

                         DONALD K. MILLER, age 63 -- Director since 1972.

                         Chairman since January 1992 of Greylock Financial Inc., an organization engaged in the financing of management buyouts. Mr. Miller served as Managing Partner of Greylock Financial Partnership from December 1986 through December 1991 when Greylock became incorporated. Formerly, Mr. Miller served as Chairman and CEO of Thomson Advisory Group L.P. ("Thomson"), a money management firm, from November 1990 to March 1993 and Vice Chairman from April 1993 to November 1994 when Thomson became PIMCO Advisors L.P. Mr. Miller serves as President and Chief Executive Officer of PIMCO Inc., a holding company, and as a Director of PIMCO Advisors, L.P. Mr. Miller also has served as Chairman since January 1987 of Christensen Boyles Corporation, a supplier of mining products and services. Mr. Miller received his B.S. degree from Cornell University and his M.B.A. degree from Harvard University Graduate School of Business Administration. Mr. Miller became Senior Vice President, Blyth Eastman Dillon & Co., Incorporated, investment bankers, in 1978 and from 1980 through 1986 served as a Managing Director of Blyth Eastman Paine Webber, Inc. (BEPWI). He served as the Managing Partner of 1221 Associates, a private investment partnership for Managing Directors of BEPWI. Mr. Miller is a Director of Huffy Corporation.

                                 COMMON SHARES BENEFICIALLY OWNED: 21,090                   DIRECTOR IN CLASS II
                                                                                            (TERM EXPIRES IN 1997)

                         KEVIN O'DONNELL, age 70 -- Director since 1979.

                         Managing Director of O'Donnell & Associates, a management consulting company since August 1994. Mr. O'Donnell graduated from Kenyon College and received his M.B.A. degree from Harvard University Graduate School of Business Administration. He joined the Steel Improvement & Forge Company, the predecessor of SIFCO Industries, Inc., a diversified metalworking company, in 1947 and served in numerous capacities until 1960. From 1960 to 1972 he served as a management consultant, as a General Manager of a specialty steel distributor and with the Peace Corps in various capacities. In 1971 he was named Associate Director for international operations of ACTION (Head of the Peace Corps). He rejoined SIFCO Industries, Inc. in 1972 as Executive Vice President and was named President and Chief Operating Officer in 1976 and Chief Executive Officer in 1983. Mr. O'Donnell served as President and Chief Executive Officer until his retirement in June 1990 and then became Chairman of the Executive Committee of the Board until July 1994. Mr. O'Donnell is a Director of National Machinery Company and the Lamson & Sessions Company.

                                 COMMON SHARES BENEFICIALLY OWNED: 7,460                    DIRECTOR IN CLASS II
                                                                                            (TERM EXPIRES IN 1997)

                         DR. MAX D. AMSTUTZ, age 66 -- Director since February 1995.

                         Chairman and Chief Executive Officer of Von Roll AG Switzerland since 1994 and Vice Chairman of Alusuisse--Lonza Holding Ltd. since 1988. Dr. Amstutz received his degree in Business Administration and a Doctorate of Economics from the Universtiy of Berne, Switzerland. Dr. Amstutz is the past Managing Director of Holderbank Financier Glaris Ltd., a world leader in cement, concrete and aggregates and RPM Inc.'s 50-50 joint venture partner in The Euclid Chemical Company.

                                 COMMON SHARES BENEFICIALLY OWNED: 5,500                    DIRECTOR IN CLASS III
                                                                                            (TERM EXPIRES IN 1996)

                         ROY H. HOLDT, age 74 -- Director since 1987.

                         Retired Chairman and Chief Executive Officer of White Consolidated Industries, Inc. Mr. Holdt received his B.S. degree from Dyke College. He joined the predecessor of White Consolidated Industries, Inc. in 1941, and served as President and Chief Operating Officer from 1972 to 1976 and as Chairman of the Board and Chief Executive Officer from 1976 through 1986 of White Consolidated Industries, Inc.

                                 COMMON SHARES BENEFICIALLY OWNED: 3,055                    DIRECTOR IN CLASS III
                                                                                            (TERM EXPIRES IN 1996)

                         E. BRADLEY JONES, age 67 -- Director since 1990.

                         Retired Chairman and Chief Executive Officer of Republic Steel Corporation, LTV Steel Company and Group Vice President of The LTV Corporation. Mr. Jones received his B.A. degree from Yale University. He began his career with Republic Steel Corporation in 1954 in sales and became President in 1979 and Chairman and Chief Executive Officer in 1982. Following the merger of Republic Steel Corporation and The LTV Corporation in June 1984, Mr. Jones served as Chairman and Chief Executive Officer of The LTV Steel Company and Group Vice President of The LTV Corporation until his retirement in December 1984. Mr. Jones also serves as a director of TRW Inc., Cleveland-Cliffs Inc., Consolidated Rail Corporation, and Birmingham Steel Corporation, and is a Trustee of First Union Real Estate Investments and Fidelity Funds.

                                 COMMON SHARES BENEFICIALLY OWNED: 2,812                    DIRECTOR IN CLASS III
                                                                                            (TERM EXPIRES IN 1996)

                         JOHN H. MORRIS, JR., age 53 -- Director since 1981.

                         Executive Vice President, RPM, Inc. Mr. Morris holds a B.S. degree from the University of West Virginia and an M.B.A. degree from Case Western Reserve University. Mr. Morris held management positions with the Armstrong Cork Company and the General Tire & Rubber Company prior to joining RPM, Inc. as Director of Corporate Marketing in 1977. He became Corporate Vice President that same year and was elected Executive Vice President of RPM, Inc. in 1981.

                                 COMMON SHARES BENEFICIALLY OWNED: 112,528                  DIRECTOR IN CLASS III
                                                                                            (TERM EXPIRES IN 1996)

                 INFORMATION REGARDING MEETINGS AND COMMITTEES
                           OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee exercises the power and authority of the Board in the interim period between Board meetings. The Compensation Committee approves the grant of stock options and reviews and determines the compensation of certain key executives. The Audit Committee reviews the activities of the Company's independent auditors and various Company policies and practices. The Board of Directors does not have a nominating committee.

     Set forth below is the current membership of each of the above-described Committees, with the number of meetings held during the fiscal year ended May 31, 1995 in parentheses:

   EXECUTIVE             COMPENSATION             AUDIT
  COMMITTEE(1)           COMMITTEE(2)          COMMITTEE(2)
  -----------            ------------          -----------
Thomas C. Sullivan       Roy H. Holdt          Donald K. Miller
  (Chairman)             (Chairman)            (Chairman)
James A. Karman          Edward B. Brandon     Stephen Stranahan
Kevin O'Donnell          Kevin O'Donnell       E. Bradley Jones
Roy H. Holdt                                   Lorrie Gustin
Edward B. Brandon                              Max D. Amstutz

     The Board of Directors held four meetings during the fiscal year ended May 31, 1995. During that fiscal year, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by Committees of the Board on which the Director served, during the periods that the Director served.

     Directors who are not also employees of the Company, with the exception of William A. Papenbrock, received a quarterly fee of $6,500 and an additional $1,000 for each Board and Committee meeting attended, except for the Chairman of each Committee who received $1,500 for each Committee meeting attended. In April 1986, the Board of Directors adopted a Deferred Compensation Plan providing for the deferred payment of Directors' fees in either cash or stock equivalents and the payment of such deferred fees in cash commencing six months following the date of the participating Director's retirement, resignation or death, or termination of such participating Director's Deferred Compensation Agreement. Participation in the Deferred Compensation Plan is at the election of each Director entitled to receive compensation for serving on the Board.

                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended May 31, 1995, 1994 and 1993, of those persons who were, at May 31, 1995:
(i) the Chief Executive Officer; and (ii) the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL                        LONG-TERM
                                           COMPENSATION(1)                   COMPENSATION
                              ------------------------------------------        AWARDS
                                                                  OTHER      ------------
                                                                 ANNUAL       SECURITIES
         NAME AND                                                COMPEN-      UNDERLYING
    PRINCIPAL POSITION        YEAR      SALARY       BONUS       SATION(2)     OPTIONS
--------------------------    -----    --------     --------     -------     ------------
Thomas C. Sullivan            1995     $675,000     $380,000     $81,625(3)     40,000
  Chairman of the Board       1994     $600,000     $345,000          --        40,000
  and Chief Executive         1993     $600,000     $275,000          --        30,000
  Officer

James A. Karman               1995     $530,000     $315,000     $62,792(4)     30,000
  President and Chief         1994     $500,000     $285,000          --        30,000
  Operating Officer           1993     $500,000     $225,000          --        24,000

John H. Morris, Jr.           1995     $320,000     $217,000          --        20,000
  Executive Vice              1994     $300,000     $197,000          --        20,000
  President                   1993     $300,000     $160,000          --        15,000

Richard E. Klar               1995     $215,000     $145,000     $37,538(5)     20,000
  Vice President and          1994     $200,000     $130,000          --        20,000
  Treasurer                   1993     $200,000     $105,000          --        15,000

Frank C. Sullivan             1995     $160,000     $120,000          --        15,000
  Vice President and Chief    1994     $125,000     $ 60,000          --        10,000
  Financial Officer           1993     $110,000     $ 45,000          --         6,000

------------------

(1) In February 1994, the Board of Directors adopted a Deferred Compensation Plan providing for the deferred payment of salary and/or bonuses in either cash or stock equivalents and the payment of such deferred compensation in cash commencing three months following the date of the participating officer's retirement, resignation or death, or voluntary termination by such participating officer. Any such deferred compensation is not taxed until received by any such officer, at which time the Company is entitled to a tax deduction, subject to the limitations of Section 162(m) of the Internal Revenue Code.

(2) Unless otherwise indicated, no executive officer named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(3) Annual compensation related to incremental costs to the Company of, including among other things: (i) group term life insurance ($56,131); (ii) financial and estate planning services; (iii) use of a Company car; and (iv) reimbursement of club dues.

(4) Annual compensation related to incremental costs to the Company of, including among other things: (i) group term life insurance ($40,091); (ii) financial and estate planning services; (iii) use of a Company car; and (iv) reimbursement of club dues.

(5) Annual compensation related to incremental costs to the Company of, including among other things: (i) group term life insurance ($26,289); (ii) financial and estate planning services; (iii) use of a Company car; and (iv) reimbursement of club dues.

OPTION GRANTS

     Shown below is information on grants of stock options pursuant to the Company's 1989 Stock Option Plan during the fiscal year ended May 31, 1995 to the executive officers who are named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                         INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------
                                                          PERCENTAGE                                      POTENTIAL REALIZABLE
                                                           OF TOTAL                                         VALUE AT ASSUMED
                                                           OPTIONS                                           ANNUAL RATES OF
                                                          GRANTED TO     EXERCISE OR                    STOCK PRICE APPRECIATION
                                    NUMBER OF             EMPLOYEES      BASE PRICE                      FOR OPTION TERMS(4)(5)
                                    SECURITIES            IN FISCAL         (PER         EXPIRATION     -------------------------
          NAME               UNDERLYING OPTIONS(1)(2)        YEAR         SHARE)(3)         DATE            5%            10%
-------------------------    ------------------------     ----------     -----------     ----------     ----------     ----------
Thomas C. Sullivan                    40,000                 11.1%          $16.75        7/20/2004       $421,359     $1,067,807
  Chairman of the Board
  and Chief Executive
  Officer

James A. Karman                       30,000                  8.3%          $16.75        7/20/2004       $316,020     $  800,856
  President and Chief
  Operating Officer

John H. Morris, Jr.                   20,000                  5.5%          $16.75        7/20/2004       $210,680     $  533,904
  Executive Vice
  President

Richard E. Klar                       20,000                  5.5%          $16.75        7/20/2004       $210,680     $  533,904
  Vice President and
  Treasurer

Frank C. Sullivan                     15,000                  4.1%          $16.75        7/20/2004       $158,010     $  400,428
  Vice President and
  Chief Financial Officer

---------------

(1) These options were granted on July 20, 1994 pursuant to the Company's 1989 Stock Option Plan. Twenty-five percent of the shares subject to the option become exercisable on each anniversary date thereof.

(2) The option agreements relating to the options granted under the Company's 1989 Stock Option Plan provide that such options become fully vested upon certain "changes in control" of the Company described in such option agreements.

(3) This price represents the fair market value at the date of grant pursuant to the terms of the Company's 1989 Stock Option Plan.

(4) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates dictated by the Commission and are not intended to be forecasts of the Company's stock price.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                             PRICE APPRECIATION
                                                                                              FOR OPTION TERMS
                                                                                       ------------------------------
                                                                                            5%              10%
                                                                                       -------------   --------------
(5)  Value created for all shareholders:                                               $ 749,975,962   $1,900,586,387
     Gain of named executive officers as a percent of value created for all                    0.18%            0.18%
     shareholders:

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the exercise of stock options during the fiscal year ended May 31, 1995 to purchase the Company's Common Shares by the executive officers named in the Summary Compensation Table and with respect to the unexercised stock options at May 31, 1995 to purchase the Company's Common Shares for the executive officers named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND MAY 31, 1995 OPTION VALUE

                         NUMBER OF                           NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                           SHARES                           UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                          ACQUIRED                          OPTIONS AT MAY 31, 1995             AT MAY 31, 1995 (2)
                             ON            VALUE         -----------------------------     -----------------------------
        NAME              EXERCISE      REALIZED (1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------    ----------     ------------     -----------     -------------     -----------     -------------
Thomas C. Sullivan         46,171         $436,432          78,437           92,500          $621,863         $403,619
  Chairman of the
  Board and Chief
  Executive Officer

James A. Karman                --               --          45,150           70,500          $305,949         $309,774
  President and Chief
  Operating Officer

John H. Morris, Jr.        11,250         $118,711          57,249           46,251          $484,718         $201,840
  Executive Vice
  President

Richard E. Klar             3,187         $ 23,584          57,686           45,501          $520,967         $197,070
  Vice President and
  Treasurer

Frank C. Sullivan              --               --          15,250           26,250          $119,388         $110,063
  Vice President and
  Chief Financial
  Officer

---------------

(1) Represents the difference between the option exercise price and the last sales price of a Common Share on The Nasdaq National Market on the date of exercise.

(2) Based on the last sales price of the Common Shares of $19.9375 on The Nasdaq National Market on May 31, 1995. The ultimate realization of profit on the sale of the Common Shares underlying such options is dependent upon the market price of such shares on the date of sale.

EMPLOYMENT AGREEMENTS

     Under an Amended Employment Agreement, dated as of July 18, 1995, Thomas C. Sullivan is employed as Chairman of the Board and Chief Executive Officer of the Company for a five-year period ending June 1, 2000. Pursuant to the terms of the Agreement, Mr. Sullivan's annual base salary, effective as of June 1, 1995, is $710,000. Mr. Sullivan's annual base salary is subject to review on an annual basis by the Compensation Committee of the Board of Directors, and such base salary may be increased (but not decreased) based upon his performance, then generally prevailing industry salary scales, the Company's results of operations and other relevant factors. In addition to his base salary, Mr. Sullivan is entitled to such annual incentive compensation or bonuses as the Compensation Committee determines and the Board of Directors approves, and to participate in the other benefit plans provided by the Company. Under the provisions of the Agreement, the Company may terminate the employment of Mr. Sullivan for Disability or Cause (as defined). Mr. Sullivan may terminate employment under the Agreement for Good Reason (as defined, including removal or failure to re-elect him Chairman of the Board and Chief Executive Officer) or in the event of a Change of Control of the Company (as defined, including any offer to purchase a controlling block of Common Shares of the Company pursuant to a tender offer or otherwise). If Mr. Sullivan should elect to terminate his employment for Good Reason, Change of Control or for other specified reasons, he is entitled to receive an amount equal to the product of his annual base salary then in effect multiplied by the number of years remaining in the term of employment under the Agreement, a portion of which may not be deductible to the Company as an ordinary and necessary business expense and may be subject to a 20% excise tax to Mr. Sullivan pursuant to the provisions of the Tax Reform Act of 1984. In the event that Mr. Sullivan were to terminate his employment under such circumstances, he would be entitled to receive payment of approximately $3,431,664 as of July 31, 1995. The Agreement also provides for the payment by the Company of legal fees incurred by Mr. Sullivan in the event that, following a Change of Control, Mr. Sullivan may be caused to institute or defend legal proceedings to enforce his rights under the Agreement.

     Under an Amended Employment Agreement, dated as of July 18, 1995, James A. Karman is employed as President and Chief Operating Officer of the Company for a five-year period ending June 1, 2000. Pursuant to the terms of the Agreement, Mr. Karman's annual base salary, effective as of June 1, 1995, is $560,000. Mr. Karman's Agreement also contains the same provisions which are described above in connection with Mr. Sullivan's Agreement. In the event that Mr. Karman were to terminate his employment under such circumstances, he would be entitled to receive payment of approximately $2,706,648 as of July 31, 1995.

     Effective July 18, 1995, the Company amended Employment Agreements previously entered into with each of John H. Morris, Jr., Richard E. Klar and Frank C. Sullivan. Pursuant to these Employment Agreements, Messrs. Morris, Klar and Sullivan are employed in their current positions as Executive Vice President, Vice President and Treasurer, and Vice President and Chief Financial Officer, respectively, for a one-year period ending July 31, 1996. The Employment Agreements provide for the following base salaries, effective June 1, 1995: Mr. Morris -- $335,000; Mr. Klar -- $225,000; and Mr. Sullivan --
$250,000. The Employment Agreements also provide for severance payments in the amount of one year's base salary in the event of termination of the officer's employment and three years' base salary in the event of termination of employment due to a Change of Control of the Company not approved by the Company's Board of Directors. The Employment

Agreements contain the same provision for the recovery of legal fees incurred to enforce the provisions of the Agreements following a Change of Control as described above in connection with Mr. Sullivan's Agreement.

DEFINED BENEFIT PENSION PLAN

     The table below sets forth the normal annual retirement benefits payable upon retirement at age 65 (as of June 1, 1995) under the Company's tax qualified defined benefit retirement plan (the "Retirement Plan") for employees in the compensation ranges specified, under various assumptions with respect to average annual compensation and years of benefit service, assuming that the employee elected to receive his or her pension on a normal life annuity basis:

                                                     ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
       AVERAGE                                (AS OF JUNE 1, 1995) WITH YEARS OF SERVICE INDICATED (1)
        ANNUAL          ----------------------------------------------------------------------------------------------------
   COMPENSATION (2)         5 YEARS              10 YEARS             20 YEARS             30 YEARS             35 YEARS
   ----------------     ----------------     ----------------     ----------------     ----------------     ----------------
      $  100,000            $      6,131         $     12,262         $     24,525         $     36,787         $     39,168
      $  150,000                   9,613               19,227               38,453               57,680               61,668
      $  200,000                  13,095               26,191               52,382               78,573               84,168
      $  250,000                  16,578               33,155               66,310               99,465              106,668
      $  300,000                  20,060               40,119               80,239              120,358              129,168
      $  350,000                  23,542               47,084               94,167              141,251              151,668
      $  400,000                  27,024               54,048              108,096              162,144              174,168
      $  450,000                  30,506               61,012              122,025              183,037              196,668
      $  500,000                  33,988               67,977              135,953              203,930              219,168
      $  550,000                  37,470               74,941              149,882              224,823              241,668
      $  600,000                  40,953               81,905              163,810              245,715              264,168
      $  650,000                  44,435               88,869              177,739              266,608              286,668
      $  700,000                  47,917               95,834              191,667              287,501              309,168
      $  750,000                  51,399              102,798              205,596              308,394              331,668
      $  800,000                  54,881              109,762              219,525              329,287              354,168
      $  850,000                  58,363              116,727              233,453              350,180              376,668
      $  900,000                  61,845              123,691              247,382              371,073              399,168
      $  950,000                  65,328              130,655              261,310              391,965              421,668
      $1,000,000                  68,810              137,619              275,239              412,858              444,168
      $1,050,000                  72,292              144,584              289,167              433,751              466,668
      $1,100,000                  75,774              151,548              303,096              454,644              489,168
      $1,150,000                  79,256              158,512              317,025              475,537              511,668
      $1,200,000                  82,738              165,477              330,953              496,430              534,168
      $1,250,000                  86,220              172,441              344,882              517,323              556,668

---------------

(1) The amounts listed may be reduced in accordance with certain provisions of the Internal Revenue Code of 1986 which limit the maximum amount of compensation that may be taken into account under the Retirement Plan to $150,000 and the maximum annual benefit payable under the Retirement Plan to $120,000. The Company maintains a Benefit Restoration Plan for its executive officers providing for the payment of supplemental retirement benefits because of such Internal Revenue Code limits. See "Benefit Restoration Plan" below.

(2) Includes base compensation as in effect on June 1, 1995, overtime paid and bonuses paid or accrued. The compensation covered by the Retirement Plan for the executive officers named in the Summary Compensation Table is the salary and bonus listed in such table.

     With respect to the executive officers listed in the Summary Compensation
Table: Mr. Thomas C. Sullivan has 33.4 years of service; Mr. Karman, 32.4 years of service; Mr. Morris, 18.4 years of service; Mr. Klar, 26.6 years of service; and Mr. Frank C. Sullivan, 6.3 years of service.

BENEFIT RESTORATION PLAN

     Effective January 1, 1991, the Company established the RPM, Inc. Benefit Restoration Plan (the "Benefit Restoration Plan") for the purpose of providing for the payment of supplemental retirement and death benefits to officers of the Company designated by the Board of Directors whose Retirement Plan benefits may be limited under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code. In April 1991, the Board of Directors designated Messrs. Thomas C. Sullivan, Karman and Morris as participants in the Benefit Restoration Plan. In July 1993, the Board of Directors also designated Messrs. Klar, Frank C. Sullivan and certain other officers as participants in the Benefit Restoration Plan. The Benefit Restoration Plan replaced the prior Supplemental Executive Retirement Plan which provided similar supplemental retirement benefits. The Benefit Restoration Plan is an unfunded excess benefit plan which is administered by the Company. The Benefit Restoration Plan provides that any payment under the Plan is to be made in an amount equal to the amount by which a participant's benefits otherwise payable under the Company's Retirement Plan are reduced as a result of limitations under ERISA and the Internal Revenue Code. The supplemental retirement benefits are forfeited if the officer terminates employment before attaining five years of vesting service and age 55. Supplemental death benefits are paid to the surviving spouse or designated beneficiary of the officer. The Company is entitled to a federal tax deduction in an amount and at the time that benefits are paid to a participant. The Company is not entitled to any tax deduction prior to payment of benefits to a participant.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors administers the cash salary, bonus, and other compensation and stock option programs for the executive officers of the Company pursuant to (i) the Code of Regulations of the Company, which was adopted by the shareholders on October 14, 1987, and (ii) a Compensation Committee Charter which was first adopted by the Board of Directors on January 24, 1992. The Compensation Committee Charter, as amended, provides for the Compensation Committee (i) to review and recommend to the Board of Directors the amount of compensation for services rendered to the Company to be paid to the executive officers of the Company, (ii) to review and approve the terms and conditions of written Employment Agreements for executive officers of the Company, (iii) to administer the Company's Stock Option Plans, (iv) to review and recommend to the Board of Directors the amount of reasonable compensation and payment of expenses and other benefits to be paid to members of the Board of Directors for serving as a Director of the Company, (v) to review and approve the Compensation Committee Report to be included in the Company's Proxy Statement for its Annual Shareholders Meeting, and (vi) to review, approve, and administer any other matters or plans specifically delegated to the Committee by the Board of Directors. The Compensation Committee presently consists of three independent Directors who are appointed to the Committee by and report to the entire Board of Directors. The members of the Compensation Committee qualify as "disinterested" Directors within the definition of Rule 16b-3 under the Securities Exchange Act of 1934.

     The Compensation Committee reviews and recommends the cash salary and bonus to be awarded to Thomas C. Sullivan, Chairman of the Board and Chief Executive Officer, annually in July of each year based upon a number of factors, but does not utilize pre-established, specific performance goals in making compensation decisions. Historically, Mr. Sullivan has prepared a recommendation to the Compensation Committee for cash salary and bonus increases and stock option awards for himself and the other executive officers which the Committee then reviews and considers in light of a number of factors, including (i) increases in sales, net income and earnings per share, (ii) performance of the Company's Common Shares in the open market, (iii) increases in cash dividends paid to shareholders, (iv) return on shareholders' equity, and (v) acquisitions, corporate financings, and other general corporate objectives which were achieved during the May 31 fiscal year. For the Company's fiscal year ended May 31, 1995, sales increased 25%, net income increased 16%, and earnings per share increased 15% as compared to the prior fiscal year. In addition, while the Company's return on sales decreased to 6.0% from 6.5% in the prior fiscal year, cash dividends increased 8%, shareholders' equity increased 11%, return on shareholders' equity remained essentially the same at 18.5% in 1995 compared to 18.9% in 1994, and the market value of the Company's Common Shares increased 17% on a comparative fiscal year basis. Finally, on June 28, 1994, the Company completed the acquisition of Rust-Oleum Corporation.

     At the July 1995 Compensation Committee meeting, the Committee also reviewed a report prepared for it by a professional compensation consulting firm and, in addition, reviewed compensation paid to chief executive officers of various competitors of the Company, some of which are included in the Company's Peer Group Performance Graph. Any increases in cash salaries for Mr. Sullivan and the other executive officers are made retroactive to June 1 of each fiscal year and are included in an Amendment to the officer's Employment Agreement. Once awarded, an increase in salary cannot be reduced without the officer's consent. Cash bonuses are awarded for the prior May 31 fiscal year based upon Mr. Sullivan's recommendations and the Committee's review and analysis of the factors discussed above.

     The Company believes that it is in the best interest of shareholders to retain as much flexibility as possible, now and in the future, with respect to the design and payment of compensation to its executive officers. RPM does, however, recognize the constraints imposed on this flexibility by Section 162(m) of the Internal Revenue Code which disallows a tax deduction for certain compensation paid in excess of $1,000,000 to certain key executives. The regulations under Section 162(m), however, except from this $1,000,000 limit various forms of compensation, including "performance-based" compensation. Presently, only the Company's 1989 Stock Option Plan satisfies the requirements of Section 162(m) regulation to be "performance-based" compensation and therefore deductible by the Company. Thus, the Company retained a professional compensation consulting firm to review the Company's executive compensation programs in light of Section 162(m). The consulting firm eventually recommended to the Compensation Committee a performance-based compensation plan which would satisfy the requirements of Section 162(m) and which could be submitted to the Company's shareholders for approval at this year's annual meeting. See ADOPTION OF RPM, INC. INCENTIVE COMPENSATION PLAN hereinafter.

     The Company's Stock Option Plan for its executive officers and other key employees is intended to provide long-term equity incentive to the officers and employees and, in the long-term, relates to shareholder value. Options to executive officers are awarded by the Committee based upon the recommendation of Mr. Sullivan, and the various presidents of the Company's operating subsidiaries submit recommendations with respect to option grants to subsidiary employees. Options are granted at the last NASDAQ sales price on the date of grant, have a term of ten years, and generally vest at the rate of 25% per year. The Company does not have any restricted or other "cheap stock" plans. In February 1994, the Company adopted a deferred compensation plan for executive officers pursuant to which officers can defer receipt of a portion of their salary and/or cash bonus until a future date during which period of time the deferred compensation will receive tax deferred interest or appreciation based upon the value of Company Common Shares and dividends paid thereon. Any compensation deferred under the plan would not be included in the $1,000,000 limit provided for under Section 162(m) until the year in which the compensation actually is received.

                                            Roy H. Holdt, Chairman
                                            Kevin O'Donnell
                                            Edward B. Brandon

                               PERFORMANCE GRAPHS

     Set forth below are line graphs comparing the yearly cumulative total shareholders' return on the Company's Common Shares against the yearly cumulative total return of the S&P Composite -- 500 Stock Index and an index of certain companies selected by the Company as comparative to the Company (the "Peer Group Index"). The companies selected to form the Peer Group Index are:
Detrex Corporation, Ferro Corporation, Grow Group, Inc., Guardsman Products, Inc., H. B. Fuller Company, Lawter International, Inc., Lilly Industries, Inc., NL Industries, Inc., PPG Industries Inc., Pratt & Lambert, Inc., Rohm and Haas Company, Standard Brands Paint Company, The Sherwin-Williams Company and Valspar Corporation.

     The graphs assume that the value of the investment in the Company's Common Shares, the S&P Composite -- 500 Stock Index and the Peer Group Index was $100 on May 31, 1990 and May 31, 1985, respectively, and that all dividends, if any, were reinvested. The charts below the line graphs give the value of each investment at the corresponding fiscal year end date.

 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG RPM, INC., S&P 500 INDEX
                            AND THE PEER GROUP INDEX

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            RPOW           S&P 500       PEER GROUP
5/31/90                                 100.00          100.00          100.00
5/31/91                                 130.00          112.00          119.00
5/31/92                                 137.00          123.00          149.00
5/31/93                                 171.00          137.00          160.00
5/31/94                                 173.00          143.00          171.00
5/31/95                                 197.00          172.00          191.00

 COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN AMONG RPM, INC., S&P 500 INDEX
                            AND THE PEER GROUP INDEX

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            RPOW           S&P 500       PEER GROUP
5/31/85                                    100             100             100
5/31/86                                    130             136             121
5/31/87                                    145             164             234
5/31/88                                    155             154             197
5/31/89                                    195             195             175
5/31/90                                    248             227             177
5/31/91                                    323             254             206
5/31/92                                    340             279             251
5/31/93                                    424             311             271
5/31/94                                    428             325             288
5/31/95                                    488             390             322

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and Directors and persons who own 10% or more of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the NASDAQ National Market. Officers, Directors and 10% or greater shareholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended May 31, 1995, except for Thomas C. Sullivan who inadvertently omitted to report one transaction involving a gift to a charitable organization in fiscal 1994. Mr. Sullivan, however, did promptly report the inadvertent omission when it was brought to his attention.

               ADOPTION OF RPM, INC. INCENTIVE COMPENSATION PLAN

BACKGROUND

     The shareholders will be asked at the meeting to vote on a proposal to approve the adoption of the RPM, Inc. Incentive Compensation Plan (the "Incentive Plan" or the "Plan"). The Incentive Plan was adopted by the Compensation Committee (the "Compensation Committee") of the Board of Directors in August 1995, subject to shareholder approval. The Plan provides for the granting of annual cash bonus awards (the "Bonus Awards") to those employees of the Company who in any respective fiscal year are the Chief Executive Officer and the other four most highly compensated officers of the Company (the "Covered Employees").

     The Plan is designed to promote the interests of the Company and its shareholders by attracting and retaining officers who are key employees of the Company; motivating such officers by reason of performance-related incentives to achieve the Company's performance goals; enabling such officers to participate in the growth and financial success of the Company; and, by qualifying the Bonus Awards as "performance-based" compensation under Section 162(m) of the Internal Revenue Code (the "Code"), assuring that the Company will continue to be able to deduct cash bonuses paid to the Covered Employees. The Plan is intended to be utilized as the primary annual cash bonus program for the Company's Covered Employees. Accordingly, the Board of Directors and management believe that approval of the Incentive Plan is in the best interests of the Company and recommend that shareholders vote in favor of the proposal.

     The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote at the meeting, either present in person or by proxy, is required for the adoption of the Incentive Plan. Thus, shareholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.

     The following is a summary of the material features of the Incentive Plan and is qualified in its entirety by reference to it. A copy of the Plan is attached hereto as Exhibit A.

     THE BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE RPM, INC. INCENTIVE COMPENSATION PLAN.

GENERAL

     The Plan calls for providing an aggregate Bonus Award pool of 1.3% of the Company's Income Before Income Taxes ("pre-tax income") in each applicable fiscal year for the Covered Employees. Within the first three months of each fiscal year the Compensation Committee, which administers the Plan, is required to determine in writing the portion of such aggregate Bonus Award pool that each Covered Employee may receive in respect of such fiscal year. At the end of each fiscal year, the Compensation Committee shall calculate the aggregate Bonus Award pool based on the Company's audited pre-tax income and each individual's Bonus Award payout amount.

     The Compensation Committee may reduce or eliminate a Covered Employee's Bonus Award, at the Compensation Committee's sole discretion, based solely on individual performance. The total of all Bonus Award payments made under the Plan in any given fiscal year shall not exceed 1.3% of the Company's pre-tax income. Furthermore, the total of all payments to any one individual Covered Employee under the Plan in any fiscal year shall not exceed $1,500,000. Payments under the Plan, pursuant to the terms herein described, are intended to satisfy the requirements of Section 162(m) of the Code as "performance-based" compensation and therefore be fully tax deductible to the Company.

     It is anticipated that in late August 1995 the Compensation Committee will determine, on a percentage basis, the portion of the aggregate Bonus Award pool to be awarded to each Covered Employee in respect of the Company's performance for the fiscal year ending May 31, 1996. The five (5) individuals set forth in the Summary Compensation Table shall participate in the Incentive Plan for fiscal 1996.

DURATION AND ADMINISTRATION OF THE INCENTIVE PLAN

     The Board of Directors may at any time terminate the Plan, in whole or in part. Initially, the Plan will be administered by the Compensation Committee. The Compensation Committee must consist of at least two members who are non-employee Directors and who are "outside directors" under the provisions of
Section 162(m) of the Code, and the present members of the Compensation Committee are Roy H. Holdt, Edward B. Brandon and Kevin O'Donnell, each of whom is a non-employee Director of the Company and qualifies as an "outside director" pursuant to Section 162(m) of the Code. The members of the Compensation Committee are appointed by the Board of Directors and serve at its discretion. A majority of the Compensation Committee constitutes a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of its members, are acts of the Compensation Committee. Subject to the terms and conditions of the Plan, the Compensation Committee has full and final authority in its absolute discretion to implement the Plan, interpret the Plan and to adopt such rules and regulations for carrying out the Plan as it may deem best. Any decision made or action taken by the Compensation Committee in connection with the administration, interpretation and implementation of the Incentive Plan and of its rules and regulations will be, to the extent permitted by law, conclusive and binding upon the Covered Employees and upon any person claiming under or through the Covered Employees. Neither the Compensation Committee nor any of its members is liable for any act taken by the Compensation Committee pursuant to the Incentive Plan, except in circumstances involving bad faith on the part of such member(s).

INCOME TAX TREATMENT

     The Company has been advised that under current law certain of the income tax consequences under the laws of the United States to Covered Employees and the Company of Bonus Awards granted under the Incentive Plan should generally be as set forth in the following summary. The summary only addresses income tax consequences for Covered Employees and the Company.

     A Covered Employee to whom a Bonus Award is granted will not recognize income at the time of grant of such Bonus Award. When such Covered Employee receives the Bonus Award, the Covered Employee will recognize ordinary compensation income equal to the Bonus Award received. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of Bonus Award payouts for the fiscal year in which the Bonus Award is received in an amount equal to the ordinary compensation income recognized by the Covered Employee. Any compensation includable in the gross income of a Covered Employee in respect to a Bonus Award payout will be subject to appropriate withholding for federal income and employment taxes.

     The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of Bonus Awards or the Company or to describe tax conse-quences based on particular circumstances. It is based on United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The discussion does not address state or local income tax consequences or income tax consequences for taxpayers who are not subject to taxation in the United States.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected the firm of Ciulla Stephens & Co., independent certified public accountants, to examine and audit the financial statements of the Company and its subsidiaries for the fiscal year ending May 31, 1996. This firm has served as independent auditors for the Company since 1964. A representative of Ciulla Stephens & Co. will be present at the Annual Meeting and will have an opportunity to make a statement should he so desire. The representative also will be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     Any shareholder proposal intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company's Secretary at its principal executive offices not later than April 26, 1996 for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Commission.

     Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to:

                              Paul A. Granzier, Secretary
                              RPM, Inc.
                              P.O. Box 777
                              Medina, Ohio 44258

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

     By Order of the Board of Directors.

                                            PAUL A. GRANZIER
                                                 Secretary
August 23, 1995

                                                                       EXHIBIT A

                     RPM, INC. INCENTIVE COMPENSATION PLAN

     SECTION 1. PURPOSE. The purpose of the RPM, Inc. Incentive Compensation Plan (the "Plan") is to provide incentives for specified key employees whose performance in fulfilling the responsibilities of their positions as Executive Officers can have a major impact on the profitability and future growth of RPM, Inc. (the "Company") and its subsidiaries.

     SECTION 2. DEFINITIONS. For the purposes of the Plan, the following terms shall have the meanings indicated:

          (a) "Aggregate Bonus Pool" shall mean with respect to any Fiscal Year an amount equal to one and three-tenths percent (1.3%) of the Income Before Income Taxes.

          (b) "Applicable Law" shall mean 26 U.S.C. Section 162(m) and regulations and rulings lawfully promulgated thereunder by an agency of the federal government.

          (c) "Base Salary" shall mean for any Covered Employee in respect of any Fiscal Year his or her annual base salary effective on the first day of such Fiscal Year, as determined by the Committee no later than the ninetieth day of such Fiscal Year.

          (d) "Board of Directors" shall mean the Board of Directors of the Company.

          (e) "Bonus Award" shall mean the amount payable to a Covered Employee under the Plan in respect of any Fiscal Year.

          (f) "Committee" shall mean the Compensation Committee of the Board of Directors, which shall be comprised solely of two or more Outside Directors.

          (g) "Covered Employee" shall mean in respect of any Fiscal Year one of the five individuals who is a covered employee under the Applicable Law.

          (h) "Fiscal Year" shall mean any fiscal year of the Company, commencing with the Fiscal Year which began on June 1, 1995.

          (i) "Income Before Income Taxes" shall mean, for any Fiscal Year, income before income taxes as shown on the Company's financial statement as certified by the Company's independent certified public accountants.

          (j) "Outside Director" shall mean an outside director under the Applicable Law.

          (k) "Plan" shall mean the RPM, Inc. Incentive Compensation Plan as set forth in this document and as later amended in accordance with the terms hereof.

     SECTION 3. ADMINISTRATION.

     (a) Committee. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best.

     (b) Committee Determinations. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by all of its members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Committee pursuant thereto shall be final, conclusive and binding on all persons, including the Covered Employees (and their heirs, personal representatives, successors or permitted assigns), the Company, its subsidiaries, and its shareholders.

     SECTION 4. BONUS AWARDS.

     (a) Determination of Bonus Awards. Subject to the next sentence, the Bonus Award of any Covered Employee for any Fiscal Year shall be such percentage share of the Aggregate Bonus Pool as determined by resolution of the Committee adopted no later than the ninetieth day of such Fiscal Year. Notwithstanding the preceding sentence:

          (i) the sum of the Bonus Awards of all Covered Employees for any Fiscal Year shall not exceed the Aggregate Bonus Pool for the Fiscal Year;

          (ii) the Bonus Award of any Covered Employee may be less than the amount otherwise determined pursuant to the preceding sentence if, at any time prior to informing the Covered Employee of his Bonus Award, the Committee in its sole and absolute discretion so determines; and

          (iii) in no event shall a Bonus Award exceed $1,500,000.

     (b) Announcement of Bonus Awards. No later than ninety (90) days after the close of a Fiscal Year, the Committee shall promptly inform each Covered Employee of his or her respective Bonus Award for the Fiscal Year.

     (c) Payment of Bonus Awards. Bonus Awards shall be paid to the Covered Employees at such times as are determined by the Committee.

     (d) Certification of Bonus Awards. Prior to paying any Bonus Award in respect of any Fiscal Year, the Committee shall certify in writing to the Board of Directors the amount of such Bonus Award and that such Bonus Award was determined in accordance with the terms of the Plan. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

     SECTION 5. EFFECTIVE DATE AND SHAREHOLDER APPROVAL. The Plan shall become effective for the Fiscal Year commencing on June 1, 1995; provided, however, that the Plan shall be of no force and effect unless it is approved by the Company's shareholders as provided in the Applicable Law at the Company's 1995 annual meeting of shareholders.

     SECTION 6. GENERAL PROVISIONS.

     (a) No Assignment. No portion of any Bonus Award may be assigned or transferred otherwise than by will or by the laws of descent and distribution prior to the payment thereof.

     (b) Tax Requirements. All payments of Bonus Awards shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with the Company's customary procedures.

     (c) No Additional Rights. A Covered Employee shall not have any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company or any such subsidiary to dismiss or discharge any such Covered Employee or to terminate any arrangement pursuant to which any such Covered Employee provides services to the Company or a subsidiary is specifically reserved and retained.

     (d) Liability. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent certified public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

     (e) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only to designated individuals including the Covered Employees.

     SECTION 7. AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan; provided, that no such amendment or termination shall adversely affect the rights of any Covered Employee with respect to Bonus Awards announced by the Committee. The Board of Directors may at any time and from time to time delegate to the Committee any or all of its authority under this Section 7. Any amendment to the Plan shall be approved by the Company's shareholders if required under the Applicable Law.

                                      RPM, INC.

                 ANNUAL MEETING OF SHAREHOLDERS -- OCTOBER 12, 1995
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby (i) appoints JAMES A. KARMAN and RICHARD E. KLAR, and each of them, as Proxy holders and attorneys, with full
P power of substitution, to appear and vote all of the Common Shares of RPM, Inc., which the undersigned shall be entitled to vote at the
R Annual Meeting of Shareholders of the Company to be held at the Holiday Inn Strongsville, 15471 Royalton Road, Strongsville, Ohio, on
O Thursday, October 12, 1995 at 2:00 P.M. Eastern Daylight Time, and at any adjournment or postponement thereof, hereby revoking any and all
X proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by
Y this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN ON REVERSE SIDE, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS
         AND "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE RPM, INC. INCENTIVE COMPENSATION PLAN.

                             Election of Directors, Nominees:
                                  Edward B. Brandon,
                                  William A. Papenbrock,
                                  Thomas C. Sullivan,
                                  Frank C. Sullivan

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES
    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                SEE REVERSE
                                                                   SIDE

--------------------------------------------------------------------------------
                                  DETACH CARD

                 DIRECTIONS TO THE HOLIDAY INN STRONGSVILLE*

    FROM CLEVELAND AND POINTS NORTH (INCLUDING HOPKINS AIRPORT)

    I-71 South to the North Royalton exit (#231A). Cross over bridge and the hotel is on the right hand side.

    FROM THE OHIO TURNPIKE EAST AND WEST

    Ohio Turnpike (I-80) to I-71 South (exit 10). Exit at the North Royalton exit (#231A). Cross over bridge and the hotel is on the right hand side.

    FROM THE EAST

    I-480 West to I-71 South. Exit at the North Royalton exit (#231A). Cross over bridge and the hotel is on the right hand side.

    FROM THE SOUTH

    I-71 North to the Strongsville exit (#231).
    Turn right at end of exit ramp and hotel is on the right hand side.

    *PLEASE NOTE THAT ROUTE 82
     EAST (ROYALTON ROAD) IS
     UNDER CONSTRUCTION NEAR
     INTERSTATE 71 EXITS #231                   [MAP]
     AND #231A AND, THEREFORE,
     EXTRA TIME SHOULD BE
     ALLOTTED FOR TRAVEL TO THE
     RPM ANNUAL MEETING.

           /X/  PLEASE MARK YOUR                                                        SHARES HELD       SHARES IN DIVIDEND
                VOTES AS IN THIS                                                        DIRECTLY BY YOU   REINVESTMENT PLAN
                EXAMPLE.

                    FOR    WITHHELD                         FOR    AGAINST    ABSTAIN
1. Election of     /  /     /  /        2. Approve and      /  /    /  /       /  /     3. In their discretion to act on any
   Directors                               adopt RPM, Inc.                                 other matter or matters which may
   (see reverse)                           Incentive                                       properly come before the meeting.
                                           Compensation
                                           Plan.

For, except vote withheld from the following nominee(s):
                                                                                           PLEASE DATE, SIGN AND RETURN PROMPTLY
----------------------------------------------------------                                 IN THE ACCOMPANYING ENVELOPE.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ABOVE PROPOSALS.

                                       Change
                                         of      /  /                                             (Indicate change of address
                                       Address                                                        in the space below and
                                                                                                   mark the box to the left.)
                                        Will
                                       Attend                                                      -------------------------
                                       Annual   /  /
                                       Meeting                                                     -------------------------
       SIGNATURE(S)                                                      DATE
                   ----------------------------------------------------       ---------------      -------------------------

       SIGNATURE(S)                                                      DATE
                   ----------------------------------------------------       ---------------
       NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
             When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                            DETACH CARD


                                 DIRECTION CARD

                  RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN

                  TO: KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE

    The undersigned hereby directs Key Trust Company of Ohio, N.A., RPM, Inc. Retirement Savings Trust and Plan Trustee to vote Common Shares held for the undersigned's Retirement Savings Trust and Plan account at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn Strongsville, 15471 Royalton Road, Strongsville, Ohio, on Thursday, October 12, 1995 at 2:00 P.M. Eastern Daylight Time, and at any adjournment or postponement thereof, as specified, WITH THE UNDERSTANDING THAT IF A SIGNED DIRECTION CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON REVERSE SIDE, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE COMPANY'S INCENTIVE COMPENSATION PLAN AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                Election of Directors, Nominees:

                                     Edward B. Brandon,

                                     William A. Papenbrock,

                                     Thomas C. Sullivan,

                                     Frank C. Sullivan


    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES
    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                                                SEE REVERSE
                                                                   SIDE

--------------------------------------------------------------------------------
                                  DETACH CARD


            X   PLEASE MARK YOUR
                VOTES AS IN THIS
                EXAMPLE.

                       FOR    WITHHELD                    FOR   AGAINST  ABSTAIN

    1. Election of     [ ]      [ ]     2. Approve and    [ ]     [ ]     [ ]     3. In its discretion to act
       Directors                           adopt RPM, Inc.                           on any other matter or
       (see reverse)                       Incentive                                 matters which may properly
                                           Compensation Plan.                        come before the meeting.

       For, except vote withheld
       from the following nominee(s):                                                 PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE
                                                                                      ACCOMPANYING ENVELOPE.
       ______________________________

       THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ABOVE PROPOSALS.







       SIGNATURE(S) _____________________________________________________________ DATE _________________


       SIGNATURE(S) _____________________________________________________________ DATE _________________

       NOTE: Your signature to this Direction Card form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees, or in similar capacities should so indicate.


-----------------------------------------------------------------------------------------------------------------------------------
                                                            DETACH CARD